MANDALAY MEDIA, INC. APPOINTS MOBILE GAMING VETERAN
TO BOARD OF DIRECTORS

LOS ANGELES – October 20, 2009 – Mandalay Media, Inc. (OTC Bulletin Board: MNDL) announced today that it has appointed Keith McCurdy to the board of directors, effective October 14, 2009. Mr. McCurdy is a long-time veteran and leader in the mobile gaming industry.

During a 10-year career at Electronic Arts (EA), a leading interactive entertainment software company, Mr. McCurdy held several senior positions including Vice President of Product Development, Vice President of Technology, and Vice President of Online. He founded EA's Online Division, leading the company's strategy and technology effort onto the Internet. As Vice President of Technology for World Wide Studios, he was a member of the Office of the President where he played a key role in the company's M&A efforts, strategic relationships, and platform transition strategies.

Mr. McCurdy is currently CEO and Co-Founder of Vivaty, a web platform and online service for highly immersive, personalized, and easy-to-use 3D virtual worlds easily accessed in the web browser and integrated with existing web communities and content. His  20-year career also includes previously serving as CEO of Blaze Entertainment, where he built the company into a global mobile publisher, distributing mobile games on 100 carriers worldwide. Mr. McCurdy is a board member of Majesco Entertainment (NASDAQ:COOL).

“We look forward to Keith being an active voice on our board in a time of enormous innovation and change in the mobile gaming industry,” stated Peter Guber, Mandalay Co-Chairman. “His hands-on experience as a CEO, entrepreneur and board member make him a great fit for our company as we navigate through our current growth phase.”

About Mandalay Media, Inc.:

Managed by leading media and technology industry executives, MNDL’s mission is to build a unique combination of new media distribution and content companies through acquisitions with domestic and foreign businesses with strong management teams and historical financial performance. Through its wholly-owned subsidiary Twistbox Entertainment, Inc. (“Twistbox”), MNDL is a leading global producer and publisher of mobile entertainment. Twistbox has exclusive licenses with industry-leading brands, direct distribution with more than 120 wireless operators in over 45 countries and provides an extensive portfolio of award-winning games, WAP sites and mobile TV channels. Its wholly-owned subsidiary AMV Holding Limited is a European leader in direct-to-consumer mobile Internet content and services.

For more information, please visit www.mandalaymediainc.com or www.twistbox.com.

Safe Harbor: This press release contains forward-looking statements about MNDL within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as "estimate", "expect", "anticipate" or "believe" and statements in the future tense are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause t MNDL’s results to differ materially from the expectations include the following: consumer demand for the MNDL’s products; consumer spending trends; fluctuations in the currencies of the countries in which MNDL operates against the US dollar; timely development and release of MNDL’s products; competition in the industry; the MNDL’s ability to manage expenses; MNDL’s ability to manage and sufficiently integrate acquisitions of other companies; adverse changes in the securities markets; and other factors described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2009. MNDL does not undertake, and specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.